Exhibit 99.1

Connecticut Becomes the Latest State to Partner with NIC Inc.

OLATHE, Kan.--(BUSINESS WIRE)--January 17, 2014--NIC Inc., (NASDAQ: EGOV) the dominant provider of official eGovernment services, today announced that the State of Connecticut has signed agreements with the Company’s wholly owned subsidiary, Connecticut Interactive, LLC, to provide self-funded eGovernment services and manage the state’s official web portal, http://www.ct.gov. The three-year agreement also includes renewal options that the state can exercise to extend the contract to 2020.

“Online government services with a mobile-enabled approach are no longer the exception, but the expectation,” said Mark Raymond, Chief Information Officer for the state of Connecticut. “We are excited about this partnership that will allow us to deliver the eGovernment innovation that Connecticut’s citizens and businesses expect and deserve.”

Connecticut Interactive will focus on creating an enhanced user experience on ct.gov, as well as developing additional mobile applications and new online services that benefit citizens and businesses.

“We truly view the solutions NIC delivers as a valuable public service,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “We are excited to bring our services to Connecticut, as we form a long-lasting partnership that can deliver thousands of positive government interactions each day online.”

Connecticut is the latest state to partner with NIC, joining Pennsylvania and Wisconsin, which began partnering with NIC over the past year.

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements may include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; general economic conditions; and the other important cautionary statements and risk factors described in NIC's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013 and in subsequent periodic reports filed with the SEC. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
Director of Communications
adavied@egov.com